UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01     Entry into a Material Definitive Agreement.

On September 28, 2018, InnerWorkings, Inc. (the “Company”) entered into an amendment (the “Seventh Amendment”) to its Credit Agreement, dated as of August 2, 2010, by and among the Company, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”).  The Seventh Amendment amends the Credit Agreement to, among other things: (i) extend the maturity date of the revolving credit facility from September 25, 2019 to September 25, 2020 as to each lender that signed the amendment; (ii) adjust the applicable rate spreads charged for interest on outstanding loans and letters of credit; and (iii) increase the maximum leverage ratio to which the Company is subject (x) from 3.0 to 1.0 to 4.25 to 1.0 for the trailing twelve months ended September 30, 2018 and (y) from 3.0 to 1.0 to 3.5 to 1.0 for the trailing twelve months ended December 31, 2018.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1
Seventh Amendment to Credit Agreement, dated as of September 28, 2018, by and among InnerWorkings, Inc., the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: October 2, 2018	By:	/s/ Ronald Provenzano
	Name:	Ronald Provenzano
	Title:	General Counsel and Secretary